Exhibit 10.99

August 12, 2013

The Coast Distribution System, Inc.

350 Woodview Avenue

Morgan Hill, California 95037

            Re:     Sixteenth Amendment

Ladies and Gentlemen:

The Coast Distribution System, Inc., a Delaware corporation (“Coast Delaware”), United Sales & Warehouse of Texas, Inc., a Texas corporation (“United Sales”), C/P Products Corp., an Indiana corporation (“C/P”), Mohawk Trailer Supply, Inc., a New York corporation (“Mohawk”), and Les Systemes De Distribution Coast (Canada) Inc. The Coast Distribution System (Canada) Inc., a corporation organized under the laws of the Province of Quebec (“Coast Canada”) (Coast Delaware, United Sales, C/P, Mohawk, and Coast Canada are referred to individually as “Borrower” and collectively as “Borrowers”), and Bank of America, N.A., (in its individual capacity, “US Lender”), acting by and through Bank of America, N.A., a national banking association, as agent for US Lender (in such capacity, “Agent”) and Bank of America, N.A. (acting through its Canada branch) (“Canadian Lender”), (US Lender, acting through Agent, and Canadian Lender are referred to collectively as “Lender”), have entered into that certain Third Amended and Restated Loan and Security Agreement dated August 30, 2005 (the “Security Agreement”). From time to time thereafter, Borrowers and Lender may have executed various amendments (each an “Amendment” and collectively the “Amendments”) to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the “Agreement”). Borrowers and Lender now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Agreement hereby is amended as follows:

(a) The definition of Applicable Margin set forth in Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” shall mean the margin set forth below, with respect to any LIBOR Rate Loan, Canadian Prime Rate Loan and US Prime Rate Loan (each, an “Interest Type”, as hereinafter defined) in effect from time to time. The Applicable Margin shall be adjusted quarterly on the first day of the month following receipt of Borrowers’ Form 10(Q) or Form 10(K), as applicable, based on Borrowers’ consolidated Net Profit for the 12 month period ending on the date of calculation and Borrowers’ consolidated Fixed Charge Coverage Ratio for the 12 month period ending on the date of calculation, in each case, as shown on Borrowers’ financial statements set forth in Borrowers’ Form 10(Q) or Form 10(K), as applicable (provided that, if Borrowers fail to deliver such Form 10(Q) or Form 10(K), as applicable, within the time period required by Subsection 9(f) of this Agreement, the Applicable Margin shall conclusively be presumed to be equal to the highest level set forth on the chart below from the date such Form 10(Q) or Form 10(K), as applicable, was required to be delivered until the first day of the month following receipt of such Form 10(Q) or Form 10(K), as applicable, as set forth on the following chart:

Level	Trailing Twelve Month Net Profit	Fixed Charge Coverage Ratio	Applicable Margin for LIBOR rate loans (in basis points)	Applicable Margin for US Prime Rate Loans and Canadian Prime Rate Loans (in basis points)
(1)	>$2,000,000	>4.0	225 bps	75 bps
(2)	>$1,250,000 ≤$2,000,000	>3.0:1.0 ≤4.0:1.0	250 bps	100 bps
(3)	>$625,000 ≤$1,250,000	>1.50:1.0 ≤3.0:1.0	275 bps	125 bps
(4)	≤$625,000	>1.10:1.0 ≤1.50:1.0	300 bps	150 bps
(5)	≤$625,000	≤1.10:1.0	325 bps	175 bps

; provided, however, that after the occurrence and during the continuance of an Event of Default, the Applicable Margin shall be the default rate as provided in Section 4(a)(v). By way of example, and for purposes of clarification only, if the Applicable Margin is at Level 3 and Borrowers achieve a trailing twelve month Fixed Charge Coverage Ratio of 3.0:1.0 but the trailing twelve month Net Profit is $800,000, then the Applicable Margin would remain at Level 3. If, as a result of any restatement of or other adjustment to the financial statements, borrowing base certificates or Inventory or Accounts reports of Borrowers, or the results of audits or appraisals which do not confirm the information provided in borrowing base certificates or for any other reason, Lender determines that (a) the consolidated Net Profit for the 12 month period ending on the date of calculation or the consolidated Fixed Charge Coverage Ratio, for the 12 month period ending on the date of calculation, was inaccurate and (b) a proper calculation of the consolidated Net Profit for the 12 month period ending on the date of calculation or the consolidated Fixed Charge Coverage Ratio for the 12 month period ending on the date of calculation would have resulted in different pricing for any period, then (i) if the proper calculation of the consolidated Net Profit for the 12 month period ending on the date of calculation or the consolidated Fixed Charge Coverage Ratio for the 12 month period ending on the date of calculation would have resulted in higher pricing for such period, Borrowers shall automatically and retroactively be obligated to pay to Lender, promptly on demand by Lender, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the trailing twelve month Net Profit or Fixed Charge Coverage Ratio would have resulted in lower pricing for such period, Lender shall not have any obligation to repay any interest or fees to Borrowers; provided that if, as a result of any restatement or other event, a proper calculation of the trailing twelve month Net Profit or

Fixed Charge Coverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.

(b) The definition of Fixed Charge Coverage Ratio set forth in Section 1 of the Agreement is hereby amended and restated in its entirety as follows:

“Fixed Charge Coverage Ratio” shall mean, with respect to any period, the ratio of (i) EBITDA, minus Capital Expenditures for such period not financed, minus cash taxes paid, minus cash dividends paid and cash distributions paid for such period which were not calculated in determining net income after taxes, all on a consolidated basis as to Borrowers and their Subsidiaries to (ii) Fixed Charges.

(c) Section 10 of the Agreement is hereby amended to delete the date of July 10, 2014 set forth in the first sentence thereof and substituting the date of July 10, 2017 in its stead.

2. Borrowers represent and warrant to Lender that this Amendment has been approved by all necessary corporate action, and each individual signing below represents and warrants that he or she is fully authorized to do so.

3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated by this Amendment, the Agreement and all Exhibits thereto are ratified and confirmed by Borrowers and Lender and remain in full force and effect in accordance with their terms.

4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall constitute one and the same agreement. This Amendment may be delivered by facsimile, and when so delivered will have the same force and effect as delivery of an original signature.

(Remainder of page intentionally blank; signatures follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

LENDER:

BANK OF AMERICA, N.A., as Agent

By: /s/ JOHN W. MUNDSTOCK

Title: Senior Vice President

BANK OF AMERICA, N.A., as US Lender

By: /s/ JOHN W. MUNDSTOCK

Title: Senior Vice President

BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Lender

By: /s/ MEDINA SALES DE ANDRADE

Title: Vice President

BORROWERS:

THE COAST DISTRIBUTION SYSTEM, INC.

By:	/s/ SANDRA A. KNELL

Title: Executive Vice President

UNITED SALES & WAREHOUSE OF TEXAS, INC.

By:	/s/ SANDRA A. KNELL

Title: Executive Vice President

C/P PRODUCTS, CORP.

By:	/s/ SANDRA A. KNELL

Title: Executive Vice President

MOHAWK TRAILER SUPPLY, INC.

By:	/s/ SANDRA A. KNELL

Title: Executive Vice President

LES SYSTEMES DE DISTRIBUTION COAST (CANADA) INC. THE COAST DISTRIBUTION SYSTEM (CANADA) INC.

By:	/s/ SANDRA A. KNELL

Title: Executive Vice President

GUARANTOR’S ACKNOWLEDGMENT

The undersigned guarantor acknowledges that Bank of America, N.A., (in its individual capacity, “US Lender”), acting by and through Bank of America, N.A., as agent for US Lender (in such capacity, “Agent”) and Bank of America, N.A. (acting through its Canada branch), (“Canadian Lender”) (US Lender, acting through Agent, and Canadian Lender are referred to collectively as “Lender”) have no obligation to provide it with notice of, or to obtain its consent to, the terms of the foregoing Sixteenth Amendment (the “Sixteenth Amendment”) to the Third Amended and Restated Loan and Security Agreement dated August 30, 2005, as amended, modified or supplemented from time to time. The undersigned guarantor nevertheless: (i) acknowledges and agrees to the terms and conditions of the Sixteenth Amendment; and (ii) acknowledges that its guaranty remains fully valid, binding, and enforceable.

9002-1288 QUEBEC INC.

By	/s/ SANDRA A. KNELL

Title: Executive Vice President